UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 30, 2005

Retail Ventures, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)

(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 30, 2005, the Compensation Committee of the Board of Directors of Retail Ventures, Inc. (the “Company”) approved increases to the base salaries of the following named executive officers of the Company:  James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary; Julia A. Davis, Executive Vice President and General Counsel; and Steven E. Miller, Senior Vice President and Controller. The annual base salaries for the fiscal year ending January 28, 2006 for these named executive officers are:  Mr. McGrady - $475,000, Ms. Davis - $300,000 and Mr. Miller - $250,000.

     The Compensation Committee also approved discretionary bonuses for the fiscal year ended January 29, 2005 in recognition of services rendered to the Company during the fall and winter of 2004 by Mr. McGrady - $200,000, Ms. Davis - $150,000 and Mr. Miller - $150,000, after the departure of the Company’s prior President and Chief Executive Officer and Executive Vice President and Chief Operating Officer.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady

James A. McGrady Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: April 5, 2005

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